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                                                                   EXHIBIT 23.3




                      [PRICEWATERHOUSECOOPERS LETTERHEAD]






                       CONSENT OF INDEPENDENT ACCOUNTANTS



                                  ____________




We consent to the incorporation by reference in Amendment No. 1 to Form S-3 of WFS Financial Auto Loans, Inc. relating to the WFS Financial 1999-A Owner Trust of our report dated January 28, 1998 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts."



                                               /s/ PRICEWATERHOUSECOOPERS LLP

                                                   PricewaterhouseCoopers LLP


February 5, 1999